Webb & Company, P.A.
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Certified Public Accountants




                                                              September 20, 2005


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Re: NetWorth Technologies, Inc.
    File Ref. No. 000-27842


We have read the statements of NetWorth Technologies, Inc. pertaining to our firm included under Item 4.01 of Form 8-k/a dated September 20, 2005 and agree with such statements as they pertain to our firm.











                                                        Regards,


                                                        /s/ Webb & Company, P.A.
                                                        ------------------------
                                                        Webb & Company, P.A.






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           1501 Corporate Drive, Suite 290 * Boynton Beach, FL 33426
                 Telephone: (516) 752-1721* Fax: (516) 734-8562
                                 www.cpawebb.com